UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 10, 2018

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Avenue, Suite 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	501-205-8508

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2018 Mr. Charles L. Pope tendered his resignation as a member of the Board of Directors of Inuvo, Inc. Mr. Pope, who had been a member of our Board of Directors since July 2008, was also a member of the Audit Committee of the Board along with Messrs. Gordon J. Cameron and Patrick Terrell, and served as its Chairman. There were no disagreements between Mr. Pope and our company on any matter related to our operations, policies or practices.

Following Mr. Pope’s resignation, Messrs. Cameron and Terrell comprise all of the members of the Audit Committee until such time as the Board appoints a third independent director to the committee to replace Mr. Pope. Mr. Cameron has been appointed Chairman of the Audit Committee. In accordance with the provisions of Section 802B.(2)(c) of the NYSE American Company Guide, smaller reporting companies such as Inuvo are only required to maintain an audit committee of at least two members, comprised solely of independent directors who also meet the requirements of Rule 10A-3 under the Securities Exchange Act of 1934. Our Board of Directors has determined that both Mr. Cameron and Mr. Terrell are “independent directors” who meet the requirements of Rule 10A-3 of the Securities Exchange Act of 1934, and that Mr. Cameron, who is Executive Vice President of PNC Financial Services, is an “audit committee financial expert.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: July 13, 2018	By: /s/ Wallace D. Ruiz
Wallace D. Ruiz, Chief Financial Officer

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